EXHIBIT 99

                    RPC, Inc. Reports Stock Buyback

    ATLANTA--(BUSINESS WIRE)--Oct. 10, 2003--RPC, Inc. (NYSE: RES) today reported that during its fiscal quarter ended September 30, 2003, it had purchased for cash on the open market, and retired, a total of 82,800 shares of its $0.10 par value common stock under its stock buyback program. The stock buyback program authorizes the repurchase of up to two million shares.
    RPC is a leading provider of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating subsidiaries include Cudd Pressure Control, Inc., Patterson Services, Inc., and Patterson Tubular Services, Inc. RPC's investor Web site can be found on the Internet at www.rpc.net.

    CONTACT: RPC, Inc., Atlanta
             Ben M. Palmer, 404-321-2140
             irdept@rpc.net
             or
             Jim Landers, 404-321-2162